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                                                                   EXHIBIT 13(A)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 12, 2001, and January 25, 2002, with respect to the financial statements and financial statement schedules of Allstate Assurance Company (formerly Provident National Assurance Company) and of Allstate Assurance Company Separate Account B (formerly Provident National Assurance Company Separate Account B) respectively in this Post Effective Amendment 52 under the Securities Act of 1933 and this Amendment No. 27 under the Investment Company Act of 1940 to the Registration Statement in the Disclosure Statement.

/s/ Ernst & Young LLP

Chattanooga, Tennessee
July 3, 2002

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                                                                   EXHIBIT 13(A)

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 52 to Registration Statement No. 2-27135 of Allstate Assurance Company Separate Account B of Allstate Assurance Company (the "Company") on Form N-3 of our report dated May 10, 2002 relating to the statutory-basis financial statements of the Company, as of and for the year ended December 31, 2001 (which report expresses an unqualified opinion on such statutory-basis financial statements; includes an explanatory paragraph that indicates that the financial statements were prepared in accordance with accounting practices prescribed or permitted by the Illinois Insurance Department, which differ from and are not in accordance with accounting principles generally accepted in the United States of America; and expresses an opinion that the financial statements are not fairly presented in conformity with accounting principles generally accepted in the United States of America) appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of Allstate Assurance Company Separate Account B), which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP

Chicago, Illinois
July 3, 2002